Exhibit 3.16

ARTICLES OF ORGANIZATION

OF

CHAPARRAL ENERGY, L.L.C.

TO:	THE OKLAHOMA SECRETARY OF STATE
101 State Capitol
Oklahoma City, OK 73105

The undersigned, for the purpose of forming a limited liability company under the Oklahoma Limited Liability Company Act (the “Act”), does hereby execute the following Articles of Organization:

ARTICLE 1

The name of the limited liability company is Chaparral Energy, L.L.C. (the “Company”).

ARTICLE 2

The term of the existence of the Company shall be perpetual.

ARTICLE 3

The purpose for which the Company is formed is the transaction of any or all lawful business for which limited liability companies may be organized under the Act.

ARTICLE 4

The street address of the principal place of business of the Company in the State of Oklahoma is:

701 Cedar Lake Boulevard

Oklahoma City, Oklahoma 73114

ARTICLE 5

The name and address of the resident agent of the Company in the State of Oklahoma is:

Randall D. Mock

Mock, Schwabe, Waldo, Elder, Reeves & Bryant

Fourteenth Floor, Two Leadership Square

211 North Robinson

Oklahoma City, OK 73102

ARTICLE 6

The management of the Company is hereby vested in Mark A. Fischer who shall have continuing exclusive authority to make management decisions necessary to the conduct of the business for which the Company is formed. No member shall have the authority to bind the Company unless such member is also a manager of the Company or except as provided in the Company’s Operating Agreement. Any third person dealing with the Company may rely absolutely upon the act, deed and/or signature of each manager as being the act of the Company and no third person shall be obliged or privileged to inquire into or otherwise ascertain whether the act of such manager has been duly authorized.

IN WITNESS WHEREOF, these Articles of Organization have been executed on June 26, 2002, by the undersigned.

SOLE ORGANIZER

/s/ Randall D. Mock
Randall D. Mock
Mock, Schwabe, Waldo, Elder, Reeves & Bryant
Fourteenth Floor
Two Leadership Square
211 North Robinson
Oklahoma City, OK 73102